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                                                                 EXHIBIT 99.1

[divine LOGO]

                                  NEWS RELEASE

                                                                [NASDAQ LOGO]

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    divine
    INVESTORS:                        INVESTMENT PROFESSIONALS:      MEDIA INQUIRIES:
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    Brenda Lee Johnson                Paul Scheeler                  Susan Burke/Anne Schmitt
    Direct: 773.394.6873              Direct: 773.394.6826           Direct: 773.394.6746/ 6827
    brenda.johnson@divine.com         paul.scheeler@divine.com       susan.burke@divine.com
                                                                     anne.schmitt@divine.com
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NOT FOR IMMEDIATE RELEASE

                   DIVINE ANNOUNCES STOCK REPURCHASE PROGRAM

CHICAGO - AUGUST 30, 2001 - divine, inc., (NASDAQ: DVIN), a premier provider of technology, services and managed applications that extend the enterprise through collaboration, interaction and knowledge solutions, today announced that its board of directors has approved a program to repurchase up to $40 million of its issued and outstanding shares of class A common stock through the year 2004.

Andrew J. "Flip" Filipowski, divine's Chairman and CEO, said, "Management and the board believe that this repurchase program is a prudent investment of available funds, gives us the flexibility to deploy cash in a manner which we believe will be beneficial to long-term shareholders, and reduces the dilutive effect of acquisitions and employee stock incentive programs. We therefore believe that this program is in the best interests of our stockholders."

divine plans to repurchase its shares for cash, from time to time on the open market, in block trades, or in privately negotiated transactions, and in compliance with applicable laws, including Securities and Exchange Commission Rule 10b-18 and Regulation M. The repurchase program does not require divine to purchase any specific number of shares. Any purchases under the program will depend on market conditions and will not be made during periods when divine is involved in a distribution of its shares. Unless sooner suspended or cancelled by divine's board of directors, the program is expected to remain in effect for a period of thirty-six months.

In connection with the stock repurchase program, on August 22, 2001 divine purchased from Level 3 Communications, LLC, 2,777,777 shares of divine's class A common stock and agreed to purchase an additional 2,777,778 shares on November 20, 2001. divine and Level 3 also agreed to terminate all agreements and understandings concerning the purchase of collocation and bandwidth services, while continuing to explore future joint business opportunities. The aggregate consideration to be paid to Level 3 by divine for the stock


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purchase and contractual modifications is a total of $5,555,555 in cash and the issuance of warrants to purchase a total of 2,200,000 shares of divine's class A common stock.

ABOUT divine, inc.

divine, inc., (Nasdaq: DVIN) is a premier provider of technology, services and managed applications that extend the enterprise through collaboration, interaction and knowledge solutions. These solutions increase operational efficiency, create business opportunities, advance brands, and build customer loyalty by enabling businesses to create meaningful interaction and collaboration within their markets and business communities, manage internal and external knowledge resources, and deploy cutting-edge technologies that are fully integrated with core business systems.

Founded in 1999, divine focuses on Global 2000 and high-growth middle market firms, government agencies, and educational institutions, and currently serves over 500 customers. For more information, visit the company's web site at WWW.DIVINE.COM.



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(C)2001 divine, inc. divine IS A TRADEMARK OF divine, inc.

IMPORTANT NOTICE

The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to: divine's ability to successfully implement its acquisition strategy, including its ability to integrate the operations, personnel, products, and technologies of, and address the risks associated with, acquired companies; the overall performance and operating results of acquired companies; divine's limited operating history and new and evolving business strategy; divine's ability to expand its customer base and achieve and maintain profitability; divine's ability to predict revenues from project-based engagements; divine's ability to execute its integrated Web-based technology, professional services, and managed applications strategy; divine's ability to develop new products and services and enhance and support existing products and services; divine's ability to maintain its vendor and strategic partner relationships and retain key employees; increasing competition from other providers of software solutions and professional services; divine's ability to keep pace with technological developments and industry requirements; divine's ability to address the risks associated with international operations; divine's ability to maintain its Nasdaq listing; fluctuations in the trading price and volume of divine's stock; and other unanticipated events and conditions. For further information about these and other risks, uncertainties, and contingencies, please review the disclosure under the captions "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in divine's Registration Statement on Form S-4 filed with the SEC on August 1, 2001 and as amended from time to time. You should not place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Except as required by federal securities laws, divine undertakes no obligation to publicly revise these forward-looking statements or risks, uncertainties, or contingencies to reflect events or circumstances that arise after the date hereof.